Exhibit 99.(6)(c )(2)

PGIM Investments LLC

655 Broad Street

Newark, New Jersey 07102

AST Investment Services, Inc.

One Corporate Drive

Shelton, Connecticut 06484

The Board of Trustees of Advanced Series Trust

655 Broad Street

Newark, New Jersey 07102

Re: Contractual Fee Waivers

PGIM Investments LLC and AST Investment Services, Inc. (collectively, the “Manager”) hereby agree to cap expenses / reimburse certain expenses and/or waive a portion of their investment management fees as more particularly described and set forth for the Portfolios listed on Exhibit A hereto.

Very truly yours,

PGIM Investments LLC

By:	/s/ Timothy Cronin
Name:	Timothy Cronin
Title:	Senior Vice President

AST Investment Services, Inc.

By:	/s/ Timothy Cronin
Name:	Timothy Cronin
Title:	President

Exhibit A

Effective December 31, 2020:

AST J.P. Morgan Strategic Opportunities Portfolio: The Manager has contractually agreed to waive 0.071% of its investment management fee through the earlier of the Reorganization or June 30, 2021 This arrangement may not be terminated or modified without the prior approval of the Trust’s Board of Trustees.